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                                                                   EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Amendment No. 2) of our report dated February 18, 2000 relating to the financial statements of Level 8 Systems, Inc. for the year ended December 31, 1999, which appears in Level 8 Systems, Inc.'s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
McLean, Virginia
May 31, 2002